UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 17, 2006, Sabre Holdings Corporation (the “Company”) borrowed $180 million (the “Indebtedness”) under an existing revolving credit agreement (the “Revolver”) between itself and Bank of America, N.A. The interest rate on the Indebtedness is based on the London Interbank Offered Rate (“LIBOR”) plus a borrowing spread, and is sensitive to the Company’s credit rating. Repayment of the Indebtedness may be extended by the Company on a month-to-month basis or otherwise at the Company’s option but the Indebtedness must in any event be repaid on or before June 15, 2009. Currently the interest rate is 5.35%, but will be reset based on market LIBOR each time the repayment date is extended by the Company. The Indebtedness may be accelerated in certain circumstances that are described in the Revolver.

Item 7.01           Regulation FD Disclosure

On March 17, 2006, the Company used the proceeds from the Indebtedness described above to prepay $180 million of the outstanding principal on an existing bridge loan agreement (the “Bridge Facility”) by and among itself, Morgan Stanley Senior Funding, Inc. and Bear, Stearns & Co., Inc. that was used to finance the purchase of lastminute.com plc in July 2005.

On March 23, 2006, the Company prepaid the remaining $120 million of the Bridge Facility using available cash and marketable securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION
(Registrant)

Date: March 23, 2006
/s/ James F. Brashear
(Signature)
Name: James F. Brashear
Title: Corporate Secretary